Exhibit 99.1

ALCO STORES REPORTS SECOND QUARTER FISCAL 2015 FINANCIAL RESULTS

New Company Leadership Team Identifies Turnaround Priorities and Pursues Comprehensive Recapitalization Options

COPPELL, Texas, September 22, 2014 — ALCO Stores, Inc. (ALCS)(“ALCO” or the “Company”), a broad-line retailer which specializes in providing a superior selection of essential products for everyday life in small-town America, reported its second quarter fiscal 2015 financial results today for the period ended August 3, 2014:

Note: All comparisons are versus the same period of the prior fiscal year unless otherwise noted.

13 WEEKS ENDED AUGUST 3, 2014, SUMMARY

•                                          Net sales from continuing operations during the second quarter of fiscal 2015 decreased 6.0% to $110.7 million, compared to net sales during the second quarter of fiscal 2014 of $117.7 million.

•                                          Net sales from same-stores, excluding our two fuel center locations, decreased 8.9%, or $10.3 million, to $105.8 million during the second quarter of fiscal 2015, compared to $116.1 million during the second quarter of fiscal 2014.  The decrease in same-store sales was primarily due to an 8.1% decrease in customer transactions occurring at a same-store.

•                                          Gross margin from continuing operations for the second quarter of fiscal 2015 decreased $5.7 million, or 15.3%, to $31.6 million compared to $37.3 million during the second quarter of fiscal 2014.  As a percentage of net sales, gross margin was 28.6% and 31.6% during the second quarter of fiscal 2015 and fiscal 2014, respectively.  Gross margin generated by non same-stores was $1.1 million during the second quarter of fiscal 2015.

Selling, general and administrative expenses (SG&A) from continuing operations increased $2.3 million, or 6.9%, to $35.2 million during the second quarter of fiscal 2015, compared to $32.9 million during the second quarter of fiscal 2014.  The net increase in SG&A is primarily attributable to new stores ($0.6 million), increase in net advertising ($0.5 million) and an increase in store support center expenses ($1.4 million), primarily payroll and benefits and legal and consulting fees, partially offset by a decrease in warehouse operations ($0.1 million.)  As a percentage of net sales, SG&A was 31.8% and 28.0% during the second quarter of fiscal 2015 and fiscal 2014, respectively.  Excluding share-based compensation, costs associated with merger activity, costs associated with office relocation, costs associated with the new board and gain on sale of assets, SG&A was 30.6% and 26.4% of net sales for the second quarter of fiscal 2015 and fiscal 2014, respectively.

•                                          Loss from continuing operations increased $7.8 million to $7.0 million during the second quarter of fiscal 2015 compared to earnings, net of income tax expense of $0.8 million during the second quarter of fiscal 2014.  As a percentage of net sales, net loss from continuing operations was 6.3% during the second quarter of fiscal 2015 compared to earnings of 0.7% during the second quarter of fiscal 2014.

26 WEEKS ENDED AUGUST 3, 2014, SUMMARY

•                                          Net sales from continuing operations during the twenty-six weeks ended August 3, 2014 decreased 5.1% to $215.4 million, compared to net sales during the twenty-six weeks ended August 4, 2013 of $226.9 million.

•                                          Net sales from same-stores, excluding our two fuel center locations, decreased 8.0%, or $17.8 million, to $205.9 million during the twenty-six weeks ended August 3, 2014, compared to $223.7 million during the twenty-six weeks ended August 4, 2013.  The decrease in same-store sales was primarily due to a 7.2% decrease in customer transactions occurring at a same-store.

•                                          Gross margin from continuing operations for the twenty-six weeks ended August 3, 2014 decreased $7.4 million, or 10.6% to $62.1 million compared to $69.5 million during the twenty-six weeks ended August 4, 2013. As a percentage of net sales, gross margin was 28.8% and 30.6% during the twenty-six weeks ended August 3, 2014 and August 4, 2013, respectively.  Gross margin generated by non same-stores was $2.4 million during the twenty-six weeks ended August 3, 2014.

•                                          SG&A from continuing operations increased $3.5 million, or 5.5%, to $67.6 million during the twenty-six weeks ended August 3, 2014, compared to $64.1 million during the twenty-six weeks ended August 4, 2013.   The net increase in SG&A is primarily attributable to new stores ($1.2 million), increase in net advertising ($0.9 million) and an increase in store support center expenses ($2.0 million), primarily payroll and benefits and legal and consulting fees, partially offset by a decrease in warehouse operations ($0.6 million), primarily payroll and benefits. As a percentage of net sales, SG&A was 31.4% and 28.3% during the twenty-six weeks ended August 3, 2014, and August 4, 2013, respectively.  Excluding share-based compensation, costs associated with merger activity, costs associated with office relocation, costs associated with the new board and gain on sale of assets, SG&A was 30.6% and 27.4% of net sales for the twenty-six weeks ended August 3, 2014 and August 4, 2013, respectively.

•                                          Loss from continuing operations was $11.8 million during the twenty-six weeks ended August 3, 2014, compared to $.4 million, net of income tax benefit, during the twenty-six weeks ended August 4, 2013.  As a percentage of net sales, net loss from continuing operations was 5.5% for the twenty-six weeks ended August 3, 2014, compared to 0.2% for the twenty-six weeks ended August 4, 2013.

“ALCO is working hard to develop and implement a turnaround plan,” said Stanley B. Latacha, the Company’s chief executive officer. “While our new board of directors and I have been in place with the Company for only three weeks, we are wasting no time addressing the operational needs of the business as well as analyzing strategic alternatives for the Company, including overhauling our balance sheet and evaluating options for raising additional capital.  We are in the process of developing a strategy with our key financial stakeholders, including existing lenders, vendors, stockholders and landlords to create a long-term solution.  The details of a recapitalization have yet to be finalized, but we are reviewing several alternatives.  There is no pre-determined outcome to this work.  Our highest priority is crafting a solution that maximizes value to all of our stakeholders.”

Mr. Latacha added that the entire ALCO leadership team is focused on executing the Company’s vision, adapting to an evolving retail environment, managing our  balance sheet, and driving sustainable change.  He emphasized that there remains a strong need in smaller markets for the hands-on, community-based approach that ALCO offers.  “We have spent the past three weeks trying to get our arms around the business.  While we fully understand the implications of the underlying financial and operational issues, we also remain committed to our unique customer value proposition,” said Latacha.

INVESTOR CONFERENCE CALL

The Company will conduct a conference call for investors at 4:00 p.m. Central Time on Monday, September 22, 2014, to discuss second quarter performance and results.  To participate in this call, investors can dial in toll-free to 1-888-539-3612 (international/local participants dial 1-719-325-2432) and use the confirmation number 9079733.

A replay of the call will be available from 7:20 p.m., Monday, September 22, 2014 through 7:20 p.m., Saturday, September 27, 2014 by dialing 1-888-203-1112 (international callers, dial 1-719-457-0820), with the replay passcode number 9079733.  A replay of the call will also be available four hours after the completion of the conference call by visiting the Investors page on the Company’s website, www.ALCOstores.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s current views and projections regarding economic conditions, the retail industry environment and Company performance. These statements can be identified by the fact that they include words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “guidance,” “plan,” “outlook” and other words with similar meaning. We specifically disclaim any duty to update any of the information set forth in this press release, including any forward-looking statements. These statements involve a number of risks and uncertainties that could cause our actual results to differ materially from the results discussed in our forward-looking statements.  Factors that could cause our actual results to differ materially from the results discussed in our forward-looking statements include, but are not limited to, our cash flows, results of operation or financial condition, our ability to consummate financing transactions, including transactions to increase liquidity, or acquisition transactions, or disposition transactions, and the effect thereof on our business, the impact of a significant change in the relationships or credit terms with key vendors, the lack of availability or access to sources of inventory or the loss or disruption in supply from one of our major suppliers, lack of available retail store sites on terms acceptable to us, rising real estate prices and other costs and risks relating to our stores, or our inability to open new stores; our ability to access adequate capital to operate and expand our business and to respond to changing business and economic conditions, our ability to execute and the effectiveness of our initiatives, including our strategic turnaround plan and our proposed store closure program; risks associated with net losses and negative cash flow, risks associated with our ability to successfully complete a recapitalization transaction; and other factors affecting the retail category in general. Additional information regarding these and other factors is included in the Company’s filings with the SEC, including its most recent Quarterly Report on Form 10-Q for the quarter ended August 3, 2013.

ABOUT ALCO STORES, INC.

Founded in 1901, ALCO is a broad-line retailer, primarily serving small underserved communities across 23 states, which specializes in providing a superior selection of essential products for everyday life in small-town America. The Company has 198 ALCO stores that offer both name brand and private label products of exceptional quality at reasonable prices. ALCO is proud to have continually provided friendly, personal service to its customers for the past 113 years. ALCO has its corporate headquarters in suburban Dallas, Texas, and its distribution center in Abilene, Kansas. To learn more about the Company visit www.ALCOstores.com.

For more information, contact:

Brian Assmus

Vice President — Controller

469-322-2900 x1072

email: bassmus@alcostores.com

or

Debbie Hagen

Hagen and Partners

913-642-6363

email: dhagen@hagenandpartners.com